Exhibit 32.2

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER REQUIRED BY RULE 13A - 14(B) OR RULE 15D - 14(B) AND 18 U.S.C. 1350

In connection with the Quarterly Report of Inova Technology Inc.

On Form 10-QSB for the period ended October 31, 2007, as filed with the Securities and Exchange  Commission  on  the date hereof (the “Report” ), I, Bob Bates, Chief Financial  Officer of  the  Company,  certify, pursuant to 18 U.S.C. Sec. 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Bob Bates
Bob Bates Chief Financial Officer February 15, 2008